Imprimis Pharmaceuticals Begins Dispensing from FDA-Registered 503B Outsourcing Facility

Improved efficiencies and additional revenue opportunities expected for Imprimis’ ophthalmic portfolio

San Diego, Calif. – February 16, 2017 — Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY), an ophthalmology-focused pharmaceutical company, today announced that it has begun shipping its core sterile ophthalmic medications to select customers from its FDA-registered outsourcing facility without the need for a patient-specific prescription. Over the next few weeks Imprimis’ flagship Dropless Therapy® injectable and LessDrops® topical formulations will become available to all customers. New and existing customers can register for an ImprimisRx 503B account at http://www.imprimisrx.com/503b-prereg/.

Imprimis’ New Jersey-based outsourcing facility, which is equipped with robotics for automated filling and labeling of products, will initially produce and dispense Imprimis’ core sterile ophthalmic medications in compliance with current good manufacturing practice (cGMP) requirements for outsourcing facilities. Imprimis customers are now able to purchase Dropless and LessDrops medications in convenient 20-unit boxes without the need for patient-specific prescriptions. To facilitate expected growth, the company is introducing a new integrated order and fulfillment system that provides “online shopping cart-type” functionality that bypasses customer service and moves orders directly to the facility’s fulfillment center. Increased production, labor and ordering efficiencies are expected to result in improved customer satisfaction and increased margins.

Mark L. Baum, CEO of Imprimis, stated, “This is a significant milestone for our company. We believe sales and adoption of our core ophthalmic formulations will increase considerably as a result of simplifying the ordering process for physicians, hospitals, group purchasing organizations and surgery centers. The new facility will accommodate those customers who prefer, or in some cases, require medications purchased from an FDA-registered outsourcing facility compliant with the highest quality standards. We are confident the investments we have made in infrastructure, improvements in operating efficiencies and our senior leadership team have positioned us to meet the current and anticipated increase in demand in our core ophthalmic business.”

“Through our commitment to quality and innovation, Imprimis is making strong inroads into the ophthalmic pharmaceutical business. We expect our market capture trends to continue and increase as we move more business through our New Jersey outsourcing facility. We also believe the New Jersey outsourcing facility will be instrumental in realizing an increase in margins from the current low 50 percent range to greater than 60 percent in 2017. Our ophthalmology business growth was 20% in the fourth quarter 2016 versus the third quarter 2016, with preliminary unaudited ophthalmology sales of $3.6 million in the fourth quarter of 2016. Over 1,450 customers have adopted our Dropless and LessDrops medications and we have serviced over 600,000 cataract and refractive surgeries since mid-2014. A growing number of high-volume ophthalmic surgery practices, hospitals and ambulatory surgery centers throughout the U.S. have become customers and we expect this number to significantly increase with the opening of our new FDA-registered cGMP outsourcing facility.”

“Based on our successes in ophthalmology, we plan to expand our ophthalmology program and introduce additional innovative medications in 2017 for glaucoma, wet age-related macular degeneration and diabetic macular edema, dry eye disease and ocular infection and inflammation. Our ophthalmology business currently represents 60 percent of total revenues and we expect this to increase to 80 percent in 2017 and beyond. The efficiency of our model allows us to quickly innovate and safely deliver high-quality novel and clinically-relevant products to the market with less complications and at lower costs for our customers than our traditional pharmaceutical company competitors.”

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to producing and dispensing high quality innovative medications in all 50 states. The company’s unique business model increases patient access and affordability to many critical medicines. Headquartered in San Diego, California, Imprimis owns and operates three production and dispensing facilities located in California, New Jersey and Pennsylvania. For more information about Imprimis, please visit the corporate website at www.ImprimisRx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws.

###

Source: Imprimis Pharmaceuticals, Inc.

Media Contact

Deb Holliday

deb@pascalecommunications.com

412-877-4519

Investor Contact

Bonnie Ortega

bortega@imprimispharma.com

858-704-4587